Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. John McCarthy 401-608-8960 jfmccarthy@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Second Quarter 2016 Results
MIDDLETOWN, RI, August 4, 2016 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the second quarter ended June 30, 2016 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Recent KVH Highlights

•	Selected after competitive bid to provide mini-VSAT Broadband hardware, airtime, and value added services to a maritime fleet for a minimum of 100 vessels.

•	Announced that one of the world’s leading ship managers, Thome Ship Management, selected KVH Media Group’s MOVIElink service for 41 vessels.

•	Announced that one of the largest global transportation, logistics and terminal companies, Orient Overseas Container Line (OOCL), renewed its fleet-wide KVH Videotel Maritime Training Contract.

•	Sales of Inertial Measurement Units (IMUs) continued strong in both commercial and military markets, including key sales replacing competitors’ products.

For the second quarter of 2016, our revenues were $46.0 million, up 2.5% from a year ago; our net loss was $0.8 million, or $0.05 per share, while non-GAAP net income was $1.2 million, or $0.08 per share. During the same period last year, we reported a GAAP net profit of $0.0 million, or $0.00 per share, and a non-GAAP net income of $2.1 million, or $0.13 per share.

Non-GAAP adjusted EBITDA was $3.5 million for the second quarter of 2016 compared to $4.6 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.2 million and $1.3 million related to the amortization of intangible assets for the three months ended June 30, 2016 and 2015, respectively.

“Overall, given the continued headwinds in the commercial maritime markets, we are pleased with our financial results in the second quarter, approaching the high end of the range of our guidance for EPS and adjusted EBITDA and the midpoint for revenue,” said Martin Kits van Heyningen, KVH’s chief executive officer. “Our gross profit margins of 43% for the quarter were up 2% sequentially and flat with the second quarter of 2015. We had another solid quarter in our mini-VSAT business, with average revenue per subscriber (ARPUs), and airtime revenues increasing sequentially, and we came to an agreement to upgrade a customer with a large fleet of vessels to KVH's new, high speed, usage-based service plan, mini-VSAT Broadband 2.0.”

Financial Highlights (in millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP Results
Revenue	$46.0	$44.9	$86.4	$86.2
Net (loss) income	$(0.8)	$0.0	$(3.6)	$(1.4)
Net (loss) income per diluted share	$(0.05)	$0.00	$(0.23)	$(0.09)

Non-GAAP Results
Net income	$1.2	$2.1	$0.6	$3.0
Net income per share	$0.08	$0.13	$0.04	$0.19
Adjusted EBITDA	$3.5	$4.6	$4.5	$7.4
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
Second Quarter Financial Summary
Revenue was $46.0 million for the second quarter of 2016, an increase of 2.5% compared to the second quarter of 2015, notwithstanding weakness in the British Pound that negatively impacted revenue by $0.4 million or 1.0%. Second quarter product revenues of $20.1 million were 12.3% higher than the prior year quarter, due to a 40.4% year-over-year increase in guidance and stabilization product revenues, partially offset by a decrease in sales of our mobile communications products of 2.6%. Service revenues for the second quarter of 2016 were $25.9 million a decrease of 3.7% compared to the second quarter of 2015. Airtime service revenues of $16.0 million, which include mini-VSAT Broadband airtime revenues, were down 1%, year-over-year, primarily driven by flat mini-VSAT airtime revenues and a 28% decrease in Inmarsat FleetBroadband revenues. Content and services revenues, which include our entertainment, e-Learning and safety content, were down 7.3% in the second quarter of 2016 compared to the second quarter of 2015. British Pound weakness negatively impacted content and service revenue by $0.4 million, or 4.5%.
Six-Months Ended June 30 Financial Summary
For the six months ended June 30, 2016, revenue was $86.4 million, up 0.2% compared to $86.2 million for the six months ended June 30, 2015. Weakness in the British Pound negatively impacted revenue in 2016 by $0.9 million or 1.0%. Product revenues for the 2016 six-month period of $35.5 million, were 6.3% higher than the comparable period last year, primarily as a result of a 24.2% increase in guidance and stabilization product revenues year-over-year, which was partially offset by a decrease in sales of our mobile communications products of 2.0% year-over-year. Service revenues for the 2016 six-month period of $50.9 million were 3.6% lower than the comparable period last year. Airtime service revenues in the 2016 six-month period decreased 1.6% year-over-year while content and services revenues decreased 6.8%. Weakness in the British Pound negatively impacted content and service revenue by $0.9 million, or 4.5%.
The company reported a GAAP net loss of $3.6 million for the six months ended June 30, 2016, or $0.23 per share. During the same period last year, the company recorded a GAAP net loss of $1.4 million, or $0.09 per share. The company recorded non-GAAP net income of $0.6 million, or $0.04 per share, for the six months ended June 30, 2016 compared to non-GAAP net income of $3.0 million, or $0.19 per share, in the prior year period. Non-GAAP adjusted EBITDA was $4.5 million for the six months ended June 30, 2016 compared to $7.4 million during the same period last year.

Third Quarter 2016 and Full Year 2016 Outlook
Overall KVH expects continued growth and improving profitability for the second half of the year. We expect solid year-over-year growth in our marine mini- VSAT business and our defense business. For the full year, we still anticipate at least two significant TACNAV orders that will be received and shipped during Q4.  Fulfillment of these orders are critical to meeting our full-year guidance, which we are reaffirming as set out below. Also, a portion of our revenues and costs are denominated in pounds sterling, and there have recently been significant fluctuations in currency movements relative to the U.S. dollar. Significant changes to currency exchange rates, particularly between the U.S. dollar and pounds sterling, may have a material impact on our earnings.

•	Revenue for the full year is projected to be in the range of $190 million to $210 million.

•
For the full year, net income is projected to be in the range of $2.0 million to $6.7 million with GAAP diluted EPS projected to be in the range of $0.12 to $0.42, with non-GAAP diluted EPS for the full year projected to be in the range of $0.66 to $0.96. Non-GAAP adjusted EBITDA is projected to be in the range of $21.0 million to $28.0 million.

•	Revenue for the third quarter is projected to be in the range of $44 million to $46 million.

•
For the third quarter, net income (loss) is projected to be in the range of a net loss of $0.5 million to net income of $0.4 million with GAAP net income (loss) per share to be in the range of a net loss of $0.03 per share to net income of $0.02 per share and with non-GAAP diluted net income per share for the third quarter projected to be in the range of $0.08 to $0.13. Non-GAAP adjusted EBITDA is projected to be in the range of $3.8 million to $5.0 million.

Other Recent Announcements

•	KVH promoted Brent C. Bruun to serve as Chief Operating Officer.

•	KVH appointed John McCarthy as Interim Chief Financial Officer after the resignation of Peter Rendall.

•	KVH announced that one of the world’s leading ship managers, Thome Ship Management, selected KVH Media Group’s MOVIElink service for 41 vessels.

•	KVH announced that one of the largest global transportation, logistics and terminal companies, Orient Overseas Container Line (OOCL), renewed its fleet-wide KVH Videotel Maritime Training Contract.

•
KVH announced that its content delivery service IP-MobileCast now includes high-resolution updates from Applied Weather Technology (AWT), a leading marine weather service provider, as a standard feature for all subscribing customers.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures
Provided in this release is non-GAAP financial information, including non-GAAP net income, non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and (only in the case of non-GAAP adjusted EBITDA) liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.
Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted EPS, include the following:

•
Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions.

•
Non-GAAP net income (loss) and basic and diluted EPS exclude acquisition-related expenses, adjustments resulting from the application of purchase accounting in connection with acquisitions, adjustments related to stock-based compensation and intangible amortization, and also excludes any discrete tax items.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income (loss), diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.
About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated revenue, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: our competitive bid for the 100-vessel mini-VSAT Broadband contract described above is presently subject only to a letter of intent, which could expire without a definitive agreement or could result in an agreement with less favorable terms; we may not satisfy the minimum criteria set forth in the letter of intent; continued adverse impacts of currency fluctuations; risks associated with the impact of Brexit on sales and operations in the U.K. and Europe and on the overall global economy; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; the impact of extended economic weakness on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; potential increased expenses associated with investments in new technology; exposure for potential intellectual property infringement; potential additional litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E·Core, Crewtoo, Muzo, MOVIElink, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales:
Product	$20,062	$17,946	$35,444	$33,332
Service	25,904	26,909	50,902	52,828
Net sales	45,966	44,855	86,346	86,160
Costs and expenses:
Costs of product sales	12,989	12,017	23,659	22,502
Costs of service sales	13,259	13,693	26,250	26,953
Research and development	4,037	3,482	7,820	7,232
Sales, marketing and support	9,234	8,282	17,892	16,362
General and administrative	7,140	7,639	14,792	15,277
Total costs and expenses	46,659	45,113	90,413	88,326
Loss from operations	(693)	(258)	(4,067)	(2,166)
Interest income	118	144	223	292
Interest expense	353	366	728	734
Other income, net	144	623	67	1,036
(Loss) income before income tax expense (benefit)	(784)	143	(4,505)	(1,572)
Income tax expense (benefit)	22	106	(908)	(187)
Net (loss) income	$(806)	$37	$(3,597)	$(1,385)
Net (loss) income per common share:
Basic and diluted	$(0.05)	$0.00	$(0.23)	$(0.09)
Weighted average number of common shares outstanding:
Basic	15,825	15,629	15,774	15,584
Diluted	15,825	15,780	15,774	15,584

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash, cash equivalents and marketable securities	$47,445	$45,338
Accounts receivable, net	32,588	43,895
Inventories	21,700	21,589
Other current assets	5,595	4,271
Total current assets	107,328	115,093
Property and equipment, net	38,125	39,900
Goodwill	33,645	36,747
Intangible assets, net	21,879	26,755
Other non-current assets	4,401	3,096
Non-current deferred income taxes	3,794	4,686
Total assets	$209,172	$226,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$25,444	$30,959
Deferred revenue	6,408	5,962
Current portion of long-term debt	7,472	6,638
Total current liabilities	39,324	43,559
Other long-term liabilities	1,200	1,391
Non-current deferred tax liability	4,297	5,097
Long-term debt, excluding current portion	54,109	58,054
Stockholders' equity	110,242	118,176
Total liabilities and stockholders' equity	$209,172	$226,277

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP NET INCOME
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income - GAAP	$(806)	$37	$(3,597)	$(1,385)

Amortization of intangibles	1,250	1,319	2,533	2,761
Stock-based compensation expense	829	916	1,881	1,874
Tax effect on the foregoing	(283)	(311)	(640)	(637)
Acquisition-related compensation	179	198	358	387
Discrete tax expense (benefit), net (a)	22	(35)	31	15

Net income - Non-GAAP	$1,191	$2,124	$566	$3,015

Net income per common share - Non-GAAP:
Basic and diluted	$0.08	$0.13	$0.04	$0.19

Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for all periods. As a result, the inconsequential impact to the diluted share number has not been included.
(a) Represents a change in the valuation allowance on a state research and development tax credit, uncertain tax position adjustments, provision to return adjustments, and penalties.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net (loss) income	$(806)	$37	$(3,597)	$(1,385)
Income tax expense (benefit)	22	106	(908)	(187)
Interest expense (income), net	235	222	505	442
Depreciation and amortization	3,066	3,103	6,255	6,232

Non-GAAP EBITDA	2,517	3,468	2,255	5,102
Stock-based compensation expense	829	916	1,881	1,874
Acquisition-related compensation	179	198	358	387

Non-GAAP adjusted EBITDA	$3,525	$4,582	$4,494	$7,363

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Third Quarter	Full Year
	Fiscal 2016 (Projected)	Fiscal 2016 (Projected)

GAAP net (loss) income	$(0.5) - $0.4	$2.0 - $6.7

Estimated income tax (benefit) expense	$(0.2) - $0.1	$1.5 - $3.8
Estimated interest expense, net	$0.2	$0.8
Estimated depreciation and amortization (a)	$3.3	$12.6
Estimated stock-based compensation expense	$1.0	$3.7
Acquisition-related compensation	$0.0	$0.4

Non-GAAP adjusted EBITDA	$3.8 - $5.0	$21.0 - $28.0

(a) Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Third Quarter	Full Year
	Fiscal 2016 (Projected)	Fiscal 2016 (Projected)

Net (loss) income per common share	$(0.03) - $0.02	$0.12 - $0.42

Estimated amortization of intangibles (a)	$0.07	$0.36
Estimated stock-based compensation expense	$0.06	$0.22
Estimated tax effect on the foregoing	$(0.02)	$(0.07)
Acquisition-related compensation	$0.00	$0.03

Non-GAAP net income per common share	$0.08 - $0.13	$0.66 - $0.96

(a) Reflects amortization of intangible assets resulting from acquisitions.

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